UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2005

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 19, 2005, Kirby Corporation’s senior management will make a presentation to investors and analysts from 2:00 p.m. (Eastern time) until approximately 5:20 p.m. (Eastern time) in New York City. A live webcast of the presentation will be available to the public and replays will be available afterward. The webcast can be accessed by visiting Kirby’s Web site at http://www.kirbycorp.com/ or by following the link below and selecting the streaming audio option:

http://invite.mshow.com/findshow.aspx?usertype=0&cobrand=100&shownumber=235506

Reference: Kirby Corporation Analyst Day, show number 235506

A copy of the slide presentation that will be used by Kirby at the event, substantially in the form intended to be used, is included as Exhibit 99.1 to this report and is also posted on Kirby’s Web site at http://kirbycorp.com/ in the Investor Relations section under Investor and Analyst Meeting, May 19, 2005.

The program will also include presentations by the Waterways Council, Inc. on the U.S. inland waterway system infrastructure, by Chemical Market Associates, Inc. (CMAI) on the outlook for the petrochemical industry and by Purvin & Gertz, Inc. on the refined products market. As a convenience to interested persons, and without any express or implied endorsement by Kirby, copies of prepared materials for those three presentations are available on Kirby’s Web site in the Investor Relations section under Investor and Analyst Meeting, May 19, 2005. Waterways Council, Inc., CMAI and Purvin & Gertz, Inc. is each solely responsible for its own presentation. The information, analysis and opinions contained in those three presentations are those of the presenting organizations alone. Kirby has no responsibility for the content of any of those presentations.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Kirby Corporation slide presentation dated May 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ G. STEPHEN HOLCOMB
G. Stephen Holcomb
Vice President, Investor Relations

Dated: May 19, 2005

EXHIBIT INDEX

Exhibit 99.1	Kirby Corporation slide presentation dated May 19, 2005